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                                                                  EXHIBIT (i)(2)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                  May 29, 2009

Van Kampen Partners Trust
522 Fifth Avenue
New York, New York  10036

      Re: Van Kampen Partners Trust Post-Effective Amendment No. 2 to its Registration Statement on Form N-1A

Ladies and Gentlemen:

      We consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                              Very truly yours,

                              /s/ Skadden, Arps, Slate, Meagher & Flom LLP